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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) December 12, 2000



                       KULICKE AND SOFFA INDUSTRIES, INC.
               (Exact Name of Registrant as Specified in Charter)


   PENNSYLVANIA                    000-00121           23-1498399
 (State or Other Jurisdiction    (Commission   (I.R.S. Employer
          of Incorporation)      File Number)  Identification No.)

  2101 Blair Mill Road, Willow Grove, PA                                19090
(Address of Principal Executive Offices)                             (Zip Code)


      Registrant's telephone number, including area code:  (215) 784-6000
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ITEM 5.  OTHER EVENTS

     On December 12, 2000, Kulicke and Soffa Industries, Inc. announced that it completed its previously announced acquisition of Probe Technology Corporation, a manufacturer of probe cards for the semiconductor industry. The total purchase price, including acquisition-related costs, was $64 million in cash. The Company used funds from operations to pay $9 million of the purchase price. The Company borrowed $55 million of the purchase price under the Company's existing senior credit facility with PNC Bank, National Association, which indebtedness remains outstanding.

     Probe Technology Corporation manufactures a variety of epoxy based probe cards with probe counts up to 1,500 and pitches down to 50 microns, and advanced vertical array probe cards for flip chip devices with probe counts up to 3,500. In addition, Probe Technology also manufacturers cards specifically designed for probing high-density flip chip die such as those produced by Flip Chip Technologies, LLC, the Company's bumping services joint venture.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              KULICKE AND SOFFA INDUSTRIES, INC.


Date: December 18, 2000                      By: /s/ Clifford G. Sprague
                                                 ----------------------
                                                 Clifford G. Sprague,
                                                 Senior Vice President
                                                 and Chief Financial Officer


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